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                                                               Exhibit (b)(1)(g)


                              NORTH AMERICAN FUNDS



                                 Redesignation
                   of Series of Shares of Beneficial Interest
                           known as the "Growth Fund"



The undersigned, being a majority of the Trustees of North American Funds (the "Trust"), acting pursuant to the Amended and Restated Agreement and Declaration of Trust dated February 18, 1994 (the "Declaration of Trust"), hereby redesignate the Series of Shares known as the "Growth Fund" as the "Value Equity Fund" such Series to continue to have the relative rights and preferences described in Section 4.2 of the Declaration of Trust, provided that the Trustees, in their absolute discretion, may amend any previously established relative rights and preferences as they may deem necessary or desirable to enable the Trust to comply with the Investment Company Act of 1940 or other applicable law.
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     In witness whereof, the undersigned have executed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this 28th day of February, 1996.

Don B. Allen
--------------------------------
Don B. Allen

Charles L. Bardelis
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Charles L. Bardelis

Samuel Hoar
--------------------------------
Samuel Hoar

Robert J. Myers
--------------------------------
Robert J. Myers

Brian L. Moore
--------------------------------
Brian L. Moore


The Amended and Restated Agreement and Declaration of Trust of the Trust, dated February 18, 1994, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually but are binding only upon the assets belonging to the Trust, or the particular Sub-Trust or class in question, as the case may be.